SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2001

SEARS CREDIT ACCOUNT MASTER TRUST II
(Exact name of registrant as specified in charter)

Illinois (State or Other Jurisdiction of Incorporation)
0-24776 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

3711 Kennett Pike Greenville, DE (Address of principal executive offices)	19807 (Zip Code)
Registrant's telephone number, including area code: (302) 434-3176
(Former name or former address, if changed since last report): Not Applicable

Item 5. Other Events.

Effective as of July 20, 2001, SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee") entered into Amendment No. 5 ("Amendment No. 5") amending the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG, Sears and Trustee. Amendment No. 5 is attached hereto as Exhibit 4.1.

Effective as of July 20, 2001, SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) ("SRFG") and Sears, Roebuck and Co. ("Sears") entered into Amendment No. 1 to Receivables Warehouse Agreement ("Warehouse Amendment") amending the Receivables Warehouse Agreement dated as of December 21, 1995, between SRFG and Sears. The Warehouse Amendment is attached hereto as Exhibit 4.2.

Effective as of July 20, 2001, SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) ("SRFG") and Sears, Roebuck and Co. ("Sears") entered into Amendment No. 2 to First Amended and Restated Purchase Agreement ("Purchase Amendment") amending the First Amended and Restated Purchase Agreement dated as of July 31, 1994, as amended, between SRFG and Sears. The Purchase Amendment is attached hereto as Exhibit 4.3.

Effective as of July 20, 2001, SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) ("SRFG") and Sears, Roebuck and Co. ("Sears") entered into Amendment No. 1 to First Amended and Restated Contribution Agreement ("Contribution Amendment"; together with Amendment No. 5, the Warehouse Amendment and the Purchase Amendment, the "Amendments") amending the First Amended and Restated Contribution Agreement dated as of July 31, 1994, between SRFG and Sears. The Contribution Amendment is attached hereto as Exhibit 4.4.

Item 7. Exhibits.

The Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SRFG, INC.
(Originator of the Trust)

By: /s/ George F. Slook
George F. Slook
President and Chief Executive Officer

Date: August 02, 2001

EXHIBIT INDEX

Exhibit No.
4.1	Amendment No. 5 dated as of July 20, 2001 amending Pooling and Servicing Agreement dated as of July 31, 1994.
4.2	Amendment No. 1 dated as of July 20, 2001 to Receivables Warehouse Agreement amending Receivables Warehouse Agreement dated as of December 21, 1995.
4.3	Amendment No. 2 to First Amended and Restated Purchase Agreement dated as of July 20, 2001 amending First Amended and Restated purchase Agreement dated as of July 31, 1994.
4.4	Amendment No. 1 to First Amended and Restated Contribution Agreement dated as of July 20, 2001 amending First Amended and Restated Contribution Agreement dated as of July 31, 1994.